Exhibit 99.1

Greenland Technologies Holding Corporation Receives Nasdaq Notification Regarding Minimum Bid Price Deficiency

EAST WINDSOR, NJ, March 16, 2026 -- Greenland Technologies Holding Corporation (Nasdaq: GTEC) (“Greenland” or the “Company”), a technology developer and manufacturer of electric industrial vehicles and drivetrain systems for material handling machineries and vehicles, today announced that the Company received a written notification (the “Notification Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) on March 12, 2026, notifying the Company that it is not in compliance with the minimum bid price requirement set forth in the Nasdaq Listing Rules for continued listing on the Nasdaq.

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s Class A ordinary shares for the 30 consecutive business days from January 28, 2026 to March 11, 2026, the Company no longer meets the minimum bid price requirement.

The Notification Letter does not impact the Company’s listing on the Nasdaq Capital Market at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until September 8, 2026, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s Class A ordinary shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by September 8, 2026, the Company may be eligible for additional time to regain compliance or may face delisting.

The Company’s business operations are not affected by the receipt of the Notification Letter. The Company intends to monitor the closing bid price of its Class A ordinary shares and may, if appropriate, consider implementing available options, including, but not limited to, implementing a share consolidation, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

About Greenland Technologies Holding Corporation

Greenland Technologies Holding Corporation (Nasdaq: GTEC) is a technology developer and manufacturer of electric industrial vehicles and drivetrain systems for material handling machineries and vehicles. For more information, please visit the Company’s website at https://ir.gtec-tech.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except to the extent required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s quarterly report on Form 10-Q, filed with the SEC on November 7, 2025, and other filings with the U.S. Securities and Exchange Commission.

For more information, please contact:

Greenland Technologies Holding Corporation

Investor Relations

Tel: 1 (888) 827-4832

ir@gtec-tech.com